Exhibit 5.1

[Letterhead of Warner Norcross & Judd, LLP]

September 3, 2009

X-Rite, Incorporated

4300 44th Street S.E.

Grand Rapids, Michigan 49512

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 (the “Registration Statement”) being filed by X-Rite, Incorporated, a Michigan corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) on a delayed basis pursuant to Rule 415 under the Act of up to (i) 50,650,640 shares of the Company’s common stock, par value $0.10 per share (the “Owned Shares”), and associated junior participating preferred stock purchase rights, of which 46,904,763 of the Owned Shares were acquired by the Selling Shareholders from the Company in the Recapitalization (as that term is defined in the Registration Statement) and 3,745,877 of the Owned Shares were acquired in open market transactions; and (ii) 7,500,000 shares of the Company’s common stock, par value $0.10 per share (the “Warrant Shares” and together with the Owned Shares, the “Shares”), and associated junior participating preferred stock purchase rights, which Warrant Shares are issuable upon exercise of the Warrants (as that term is defined in the Registration Statement) held by the Selling Shareholders on the terms set forth in the Warrants. The Shares may be sold from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, publicly available records and documents maintained by government agencies, and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. We have also assumed the continuing accuracy of and completeness, as of the date of this Opinion, of the materials we have examined.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act, and (ii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. The Owned Shares are duly authorized, validly issued, fully paid and non-assessable.

2. The Warrant Shares issuable upon exercise of the Warrants are duly authorized, and, upon issuance and delivery in accordance with the requirements of the Warrants, will be validly issued, fully paid and non-assessable.

We express no opinion herein concerning the contents of the Registration Statement or the Prospectus, other than as to the validity of the Common Stock and Warrant Shares. We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the laws of the State of Michigan.

X-Rite, Incorporated

September 3, 2009

The opinions expressed above are as of the date of this letter, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This letter is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Registration Statement and any Prospectus Supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, WARNER NORCROSS & JUDD LLP

By	/s/ Bruce C. Young
Bruce C. Young, Partner